UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ROWAN COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P. STEEL PARTNERS II GP LLC STEEL PARTNERS II MASTER FUND L.P. STEEL PARTNERS LLC WARREN G. LICHTENSTEIN JOHN J. QUICKE ROBERT H. KANNER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Steel Partners II, L.P. (“Steel”), together with the persons and entities named on the cover of this Schedule 14A, is filing materials contained herein with the Securities and Exchange Commission (“SEC”) in connection with the 2008 annual meeting of stockholders (the “Annual Meeting”) of Rowan Companies, Inc. (“Rowan”).  Steel intends to file a preliminary proxy statement with the SEC with respect to the solicitation of proxies to elect three director nominees at the Annual Meeting.

Item 1.   On January 8, 2008, Steel issued the following press release:

For Immediate Release

STEEL PARTNERS DISCLOSES NOMINATION OF THREE HIGHLY QUALIFIED DIRECTOR CANDIDATES FOR ELECTION TO THE ROWAN COMPANIES BOARD AT THE 2008 ANNUAL MEETING

Believes Company is Significantly Undervalued; Surprised by Recent Bylaw Amendment That Advanced Deadline for Director Nominations

NEW YORK, NY – JANUARY 8, 2008 - Steel Partners II, L.P. (“Steel Partners”) announced today that it has nominated a slate of three director nominees for election to the Board of Directors of Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE:RDC) at the Company’s 2008 Annual Meeting of Stockholders.  Steel Partners, which beneficially owns 10,088,169 shares, or approximately 9.1% of the outstanding shares, of common stock of the Company, detailed its intention in a written notice to the Corporate Secretary of Rowan.

“Because Rowan owns and operates both a contract drilling service business and a significant manufacturing company, we believe the market continues to mistakenly apply a conglomerate discount to its stock,” stated Warren G. Lichtenstein, Managing Member of Steel Partners.  “If elected, our nominees would work with the Board and management of Rowan to implement a strategy to unlock that intrinsic value of the Company.”

Mr. Lichtenstein added, “We were also surprised and disappointed by the Company’s recent amendment to its Bylaws, which specifically advanced the deadline for director nominations at the Company’s 2008 annual meeting by approximately two months.”

Steel Partners director nominees include:

Warren G. Lichtenstein has served as Chairman of the Board and CEO of Steel Partners since its founding in 1990.  Mr. Lichtenstein has been a director (currently serving as Chairman of the Board) of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since January 2002 and served as CEO from February 2002 until August 2005.  From May 2001 to November 2007, Mr. Lichtenstein was a director of United Industrial Corporation, a company principally focused on the design, production and support of defense systems.   United Industrial Corporation was recently acquired by Textron, Inc.

John J. Quicke has diverse industry experience and served as a director, President and COO of Sequa Corporation, a diversified industrial company, from 1993 until March 2004, and Vice Chairman and Executive Officer from March 2004 until March 2005.  As Vice Chairman and Executive Officer of Sequa, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company.  He has served as a director of Angelica Corporation, a provider of healthcare linen management services, since August 2006. From October 2006 to June 2007, Mr. Quicke served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets.  Mr. Quicke has served as an Operating Partner of Steel Partners, Ltd. since September 2005 and as a Managing Director of Steel Partners LLC since December 2007.

Robert H. Kanner has vast experience in the oil and mineral industries and currently serves as Vice Chairman of the Advisory Board of the Association for the Study of Peak Oil & Gas-USA.  Mr. Kanner has served as a director of Oglebay Norton Company, a provider of industrial minerals and aggregates to a broad range of markets, since 2005.  Mr. Kanner has served as the Chairman of the Board, President and CEO of Pubco Corporation since 1983.  Pubco has an investment subsidiary that primarily invests in energy and natural resource securities.

About Steel Partners II, L.P.

Steel Partners II, L.P. is a long-term relationship/active value investor that seeks to work with the management of its portfolio companies to increase corporate value for all stakeholders and shareholders.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Steel Partners II, L.P. (“Steel Partners II”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2008 annual meeting of stockholders of Rowan Companies, Inc., a Delaware corporation (the “Company”).

STEEL  PARTNERS  II STRONGLY  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY  STATEMENT  WHEN  IT  IS  AVAILABLE  BECAUSE  IT  WILL  CONTAIN  IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Steel Partners II, Steel Partners II GP LLC (“Steel Partners GP LLC”), Steel Partners II Master Fund L.P. (“Steel Master”), Steel Partners LLC (“Partners LLC”), Warren G. Lichtenstein, John J. Quicke and Robert H. Kanner (collectively, the "Participants").  As of January 4, 2007, Steel Partners II beneficially owned 10,088,169 shares of common stock of the Company (the “Shares”), constituting  approximately  9.1% of the Shares  outstanding.  Steel Master is the sole limited partner of Steel Partners II.  Steel GP LLC is the general partner of Steel Partners II and Steel Master.  Partners LLC is the investment manager of Steel Partners II and Steel Master.  Warren G. Lichtenstein is the manager of Partners LLC and the managing member of Steel GP LLC.  By virtue of these relationships, each of Steel GP LLC, Steel Master, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the 10,088,169 Shares owned by Steel Partners II. Currently, Messrs. Quicke and Kanner do not directly own any Shares of the Company. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of  1934, as amended, they are each deemed to beneficially own the 10,088,169 Shares owned by Steel Partners, constituting approximately 9.1% of the Shares outstanding.